American Election Services, LLC • 11140 Rockville Pike • Suite 100-302 • Rockville, MD 20852

SILVER STAR PROPERTIES REIT, INC.
CONSENT OF COMMON STOCKHOLDERS

CERTIFICATE OF INSPECTOR OF ELECTION

We, the undersigned, duly appointed to act as Independent Inspectors of Election for the consent in lieu of an annual meeting for the 2023 fiscal year for Stockholders of Silver Star Properties REIT, Inc. a Maryland corporation (the "Company"), we do hereby certify that:

1. The Consent of Stockholders of the Company in lieu of a Annual Meeting (the "Meeting"), the cutoff was on Monday, January 29, 2024, at 5p.m. Eastern Daylight Time ("Cut-off"), pursuant to notice duly given.

2. Before entering upon our duty as Inspectors of Election, we took and subscribed the Oath of Inspector of Election, a copy of which is annexed hereto.

3. 35,109,523 shares of Common Stock of the Company were outstanding at the close of business on November 16, 2023, and eligible to vote, each share being entitled to one vote, constituting all of the Common Stock outstanding voting securities of the Company. There were present for the Consent, by proxy, holders of 22,118,712 shares of Common Stock of the Company entitled to vote, representing 62.99% of the shares entitled to vote.

4. The undersigned audited the votes of the Stockholders cast by Consent on the matters presented. Also note, no opposition consent revocations were received by the inspectors from the Company or their Agents prior to the Cut-off or afterwards.

5. The votes cast for, against, the proposal to approve the Election of three (3) Directors to serve until the 2024 Annual Meeting of Stockholders of the Company, as set forth in of the proxy statement were as follows:

No. of Shares Consented	% of Shares Outstanding Consented	No. of Shares Against Consent	% of Shares Outstanding Against Consent
18,023,045	51.33%	4,095,667	11.67%

6. The votes cast for, against, the proposal to ratify the Ratify the appointment of Weaver and Tidwell, L.L.P. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023, as set forth in of the proxy statement were as follows:

No. of Shares Consented	% of Shares Outstanding Consented	No. of Shares Against Consent	% of Shares Outstanding Against Consent
18,466,421	52.60%	3,652,291	10.40%

7. The votes cast for, against, the advisory proposal to approve the compensation of the Company's Named Executive Officers, as set forth in of the proxy statement were as follows:

No. of Shares Consented	% of Shares Outstanding Consented	No. of Shares Against Consent	% of Shares Outstanding Against Consent
16,163,995	46.04%	5,954,717	16.96%

8. The votes cast regarding the advisory proposal to approve the frequency of future advisory votes on the compensation of the Company's Named Executive Officers, as set forth in of the proxy statement were as follows:

No. of Shares Consented For 1 Year	% of Shares Outstanding Consented For 1 Year	No. of Shares Consented For 2 Years	% of Shares Outstanding Consented For 2 Years	No. of Shares Consented For 3 Years	% of Shares Outstanding Consented For 3 Years
10,125,849	28.84%	2,319,059	6.61%	9,673,804	27.55%

Christopher J. Woods
Inspector of Election

James J. Raitt
Inspector of Election

Dated: June 02, 2025
Wilmington, Delaware

SSPR Consent 2024-AES